SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2011, Columbia State Bank (the “Bank”), a wholly owned subsidiary of Columbia Banking System, Inc. (the “Company”), entered into a new Change in Control Agreement with Kent Roberts, the Executive Vice President, Director of Human Resources of the Company and the Bank effective December 4, 2011.

Under the terms of this agreement, in the event his employment is terminated in connection with a change in control (as defined in the agreement), he will receive severance benefits equal to two times his then-current annual base salary, vesting of all stock options and lapse of all restrictions with respect to restricted stock awards. The agreement supersedes and replaces the prior change in control agreement between the Bank and Mr. Roberts, which was substantially similar to the new agreement except that it provided a severance benefit of one times annual base salary.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibit is being furnished herewith:

10.1	Change in Control Agreement between Columbia State Bank and Kent Roberts effective December 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2011	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Mark W. Nelson
Mark W. Nelson
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Agreement between Columbia State Bank and Kent Roberts, effective December 4, 2011.